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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  JUNE 4, 2001
                           Date of Filing of Form 8-K

                                  MAY 16, 2001
                Date of Report (Date of Earliest Event Reported)

                          OUTSOURCE INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          FLORIDA                      000-23147                  65-0675628
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


                           1690 SOUTH CONGRESS AVENUE
                           DELRAY BEACH, FLORIDA 33445
                    (Address of Principal Executive Offices)

                                 (561) 454-3500
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed since Last Report)



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ITEM 5. OTHER EVENTS.

Effective May 16, 2001, the Company's senior lenders, Ableco Finance LLC and The CIT Group/Business Credit, Inc. agreed to extend the date by which the Company must submit its financial statements for the fourth fiscal quarter of its fiscal year 2001 from May 16, 2001 to May 30, 2001.

Effective May 30, 2001, Ableco Finance and The CIT Group agreed to: extend the maturity date for the initial installment on the Company's Term Loan A to June 30, 2001; capitalize the interest which accrues on the Company's Term Loan A from May 30, 2001 to June 30, 2001 and add the capitalized interest to the outstanding principal amount of the Company's Term Loan B; extend the date by which the Company must submit its financial statements for the fourth fiscal quarter of its fiscal year 2001 to June 30, 2001; and extend the date by which the Company must submit its financial statements for April 2001 from May 30, 2001 to June 30, 2001.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         Exhibit No.      Description
         -----------      -----------

         99.1 Letter Agreement dated May 16, 2001 by and between the Company and its subsidiaries and the Company's senior lenders

         99.2 Letter Agreement dated May 30, 2001 by and between the Company and its subsidiaries and the Company's senior lenders


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      OUTSOURCE INTERNATIONAL, INC.



                                       /s/ Michael A. Sharp
                                      ------------------------------------------
                                      Name:  Michael A. Sharp
                                      Title: Executive Vice President and Chief
                                             Financial Officer

Date:  June 4, 2001



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